Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300
TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS
CHICO, Calif. — (April 28, 2011) — TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced quarterly earnings of $2,800,000 for the quarter ended March 31, 2011. These earnings represent a $1,242,000 (79.7%) increase when compared to earnings of $1,558,000 reported for the quarter ended March 31, 2010. Diluted earnings per share for the quarter ended March 31, 2011 was $0.17 compared to diluted earnings per share of $0.10 for the quarter ended March 31, 2010.
Included in the Company’s results for the three month period ended March 31, 2011 is the acquisition of the banking operations of Granite Community Bank (“Granite”), Granite Bay, California from the FDIC under a whole bank purchase and assumption agreement with loss sharing on May 28, 2010 by Tri Counties Bank. The assets acquired and liabilities assumed in the Granite acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The acquired loan portfolio and foreclosed assets are referred to as “covered loans” and “covered foreclosed assets”, respectively. Collectively these balances are referred to as “covered assets”.
Total assets of the Company increased $25,151,000 (1.2%) to $2,195,738,000 at March 31, 2011 from $2,169,587,000 at March 31, 2010. Total loans of the Company decreased $64,145,000 (4.4%) to $1,387,660,000 at March 31, 2011 from $1,451,805,000 at March 31, 2010. The decrease in loans is net of $64,802,000 of loans acquired in the acquisition of the banking operations of Granite. Total deposits of the Company increased $26,615,000 (1.5%) to $1,859,912,000 at March 31, 2011 from $1,833,297,000 at March 31, 2010. The increase in deposits is net of $95,001,000 of deposits acquired in the Granite acquisition on May 28, 2010, and a $70,000,000 decrease in certificates of deposit issued to the State of California during the fourth quarter of 2010. The following is a summary of the components of net income for the periods indicated:

	Three months ended
	March 31,
(in thousands)	2010	2010	$ Change	% Change
Net Interest Income	$21,704	$21,978	($274)	(1.2%)
Provision for loan losses	(7,001)	(8,500)	1,499	(17.6%)
Noninterest income	9,350	7,547	1,803	23.9%
Noninterest expense	(19,671)	(18,803)	(868)	4.6%
Provision for income taxes	(1,582)	(664)	(918)	138.3%

Net income	$2,800	$1,558	$1,242	79.7%

Net interest income during the first quarter of 2011 decreased $274,000 (1.2%) from the same period in 2010 to $21,704,000. The decrease in net interest income was due to a 0.09% (nine basis points) decrease in net interest margin on a fully tax-equivalent basis to 4.31% and a $73,354,000 (5.0%) decrease in average balance of loans. Much of the nine basis point decrease in net interest margin was due to the fact that despite historically low deposit rates, deposit balances continue to grow while the ability to deploy these growing deposits into some interest-earning asset other than short-term low-yield interest-earning cash at the Federal Reserve Bank has been limited. This limitation is the result of weak loan demand and investment yields that have been unattractive given their interest rate risk profile.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

	Three months ended			Three months ended
	March 31, 2011			March 31, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets:

Loans	$1,396,331	$21,722	6.22%	$1,469,685	$22,813	6.21%
Investment securities — taxable	276,497	2,381	3.44%	265,177	2,761	4.16%
Investment securities — nontaxable	12,063	223	7.38%	17,310	331	7.64%
Cash at Federal Reserve and other banks	339,394	191	0.23%	256,724	154	0.24%

Total earning assets	2,024,285	24,517	4.84%	2,008,896	26,059	5.19%

Other assets	165,078			160,242

Total	$2,189,363			$2,169,138

Liabilities and shareholders’ equity:
Interest-bearing demand deposits	402,267	349	0.35%	368,660	615	0.67%
Savings deposits	592,084	367	0.25%	522,246	642	0.49%
Time deposits	432,166	1,111	1.03%	560,266	1,801	1.29%
Other borrowings	59,223	593	4.01%	61,843	594	3.84%
Junior subordinated debt	41,238	310	3.01%	41,238	306	2.97%

Total interest-bearing liabilities	1,526,978	2,730	0.72%	1,554,253	3,958	1.02%

Noninterest-bearing deposits	425,089			374,018
Other liabilities	33,761			36,667
Shareholders’ equity	203,535			204,200

Total liabilities and shareholders’ equity	$2,189,363			$2,169,138

Net interest rate spread(1)			4.12%			4.17%
Net interest income and interest margin(2)		$21,787	4.31%		$22,101	4.40%

The Company provided $7,001,000 for loan losses in the first quarter of 2011 versus $8,144,000 in the fourth quarter of 2010 and $8,500,000 in the first quarter of 2010. The allowance for loan losses increased $653,000 from $42,571,000 at December 31, 2010 to $43,224,000 at March 31, 2011. The provision for loan losses and increase in the allowance for loan losses during the first quarter of 2011 were primarily the result of changes in the make-up of the loan portfolio and the Bank’s loss factors in reaction to increased losses in the construction, commercial real estate, commercial & industrial (C&I), home equity and auto indirect loan portfolios.

Noninterest income for the three months ended March 31, 2011 was $9,350,000, an increase of $1,803,000 (23.9%) compared to the same period in 2010. The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	March 31,
(in thousands)	2011	2010	$ Change	% Change
Service charges on deposit accounts	$3,430	$3,778	($348)	(9.2%)
ATM fees and interchange	1,645	1,368	277	20.2%
Other service fees	406	331	75	22.7%
Mortgage banking service fees	361	307	54	17.6%
Change in value of mortgage servicing rights	(60)	(49)	(11)	22.4%

Total service charges and fees	5,782	5,735	47	0.8%

Gain on sale of loans	725	585	140	23.9%
Commission on NDIP	360	267	93	34.8%
Increase in cash value of life insurance	450	426	24	5.6%
Change in indemnification asset	1,692	—	1,692
Gain (loss) on sale of foreclosed assets	200	40	160	400.0%
Legal settlement	—	400	(400)	(100.0%)
Sale of customer checks	59	48	11	22.9%
Lease brokerage income	33	37	(4)	(10.8%)
Gain (loss) on disposal of fixed assets	(9)	(25)	16	(64.0%)
Commission rebates	(17)	(16)	(1)	6.3%
Other nonintrest income	75	50	25	50.0%

Total other noninterest income	3,568	1,812	1,756	96.9%

Total noninterest income	$9,350	$7,547	$1,803	23.9%

Service charges on deposit accounts were down $348,000 (9.2%) due to new overdraft regulations that became effective on July 1, 2010 and caused a decrease in non-sufficient funds fees. ATM fees and interchange income was up $277,000 (20.2%) due to increased customer point-of-sale transactions that are the result of incentives for such usage. Overall, mortgage banking activities, which includes mortgage banking servicing fees, change in value of mortgage servicing rights, and gain on sale of loans, accounted for $1,026,000 of noninterest income during the three months ended March 31, 2011 compared to $844,000 during the three months ended March 31, 2010. Commissions on sale of nondeposit investment products increased $93,000 (34.8%) during the three months ended March 31, 2011. The change in indemnification asset of $1,692,000 recorded during the three months ended March 31, 2011 is primarily due to an increase in estimated loan losses from the loan portfolio and foreclosed assets acquired in the Granite acquisition on May 28, 2010, and the fact that such losses are generally “covered” at the rate of 80% by the FDIC. The actual increase in estimated losses is reflected in decreased interest income, increased provision for loan losses and/or increased provision for foreclosed asset losses.

Noninterest expense for the three months ended March 31, 2011 was $19,671,000, an increase of $868,000 (4.6%), as compared to the same period in 2010. The following table presents the key components of noninterest expense for the periods indicated:

	Three months ended
	March 31,
(in thousands)	2011	2010	$ Change	% Change
Salaries	$7,004	$6,974	$30	0.4%
Commissions and incentives	916	546	370	67.8%
Employee benefits	2,873	2,630	243	9.2%

Total salaries and benefits expense	10,793	10,150	643	6.3%

Occupancy	1,460	1,329	131	9.9%
Equipment	921	974	(53)	(5.4%)
Change in reserve for unfunded commitments	50	—	50
Data processing and software	852	675	177	26.2%
Telecommunications	406	413	(7)	(1.7%)
ATM network charges	482	458	24	5.2%
Professional fees	287	716	(429)	(59.9%)
Advertising and marketing	432	521	(89)	(17.1%)
Postage	216	247	(31)	(12.6%)
Courier service	208	197	11	5.6%
Intangible amortization	85	65	20	30.8%
Operational losses	109	67	42	62.7%
Provision for foreclosed asset losses	449	—	449
Foreclosed asset expense	167	197	(30)	(15.2%)
Assessments	867	784	83	10.6%
Other	1,887	2,010	(123)	(6.1%)

Total other noninterest expense	8,878	8,653	225	2.6%

Total noninterest expense	$19,671	$18,803	$868	4.6%

Salary and benefit expenses increased $643,000 (6.3%) to $10,793,000 during the three months ended March 31, 2011 compared to the three months ended March 31, 2010. Base salaries increased $30,000 (0.4%) to $7,004,000 during the three months ended March 31, 2011. The increase in base salaries was mainly due to a 2.9% increase in average full time equivalent staff to 670 that was substantially offset by increased deferral of loan origination related salaries due to increased loan production when compared to the three months ended March 31, 2010. Incentive and commission related salary expenses increased $370,000 (67.8%) to $916,000 during three months ended March 31, 2011 due primarily to increases in production related incentives and incentives tied to net income. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $243,000 (9.2%) to $2,873,000 during the three months ended March 31, 2011 primarily due to increases in stock option vesting and supplemental retirement plan expenses.
Other noninterest expenses increased $225,000 (2.6%) to $8,878,000 during the three months ended March 31, 2011 when compared to the three months ended March 31, 2010. Changes in the various categories of other noninterest expense are reflected in the table above. The changes are indicative of the economic environment which has lead to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses. Occupancy and equipment expenses increased primarily due to one new branch opening in each of the first and second quarters of 2010, and two branches acquired in the Granite acquisition on May 28, 2010.
The effective tax rate on income was 36.1% and 29.9% for the three months ended March 31, 2011 and 2010, respectively. The effective tax rate was greater than the federal statutory tax rate due to state tax expense of $381,000 and $151,000, respectively, in these periods. Tax-exempt income of $140,000 and $208,000, respectively, from investment securities, and $450,000 and $426,000, respectively, from increase in cash value of life insurance in these periods, along with relatively low levels of net income before taxes, helped to reduce the effective tax rate.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2010. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward- looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.
TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 36-year history in the banking industry. It operates 34 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Statement of Income Data
Interest income	$24,434	$25,627	$27,233	$25,776	$25,936
Interest expense	2,730	3,036	3,497	3,642	3,958
Net interest income	$21,704	$22,591	23,736	22,134	21,978
Provision for loan losses	7,001	8,144	10,814	10,000	8,500
Noninterest income:
Service charges and fees	5,782	6,045	5,237	6,082	5,735
Other income	3,568	3,836	1,926	2,022	1,812
Total noninterest income	9,350	9,881	7,163	8,104	7,547
Noninterest expense:
Base salaries net of deferred loan origination costs	$7,004	$7,160	7,131	6,990	6,974
Incentive compensation expense	916	478	294	526	546
Employee benefits and other compensation expense	2,873	2,434	2,473	2,469	2,630
Total salaries and benefits expense	$10,793	$10,072	9,898	9,985	10,150
Other noninterest expense	8,878	9,398	10,626	8,423	8,653
Total noninterest expense	$19,671	19,470	20,524	18,408	18,803
Income (loss) before taxes	$4,382	$4,858	(439)	1,830	2,222
Net income	$2,800	$3,126	$1	$1,320	$1,558
Share Data
Basic earnings per share	$0.18	$0.20	$0.00	$0.08	$0.10
Diluted earnings per share	$0.17	$0.20	$0.00	$0.08	$0.10
Book value per common share	$12.72	$12.64	$12.66	$12.76	$12.63
Tangible book value per common share	$11.71	$11.62	$11.64	$11.74	$11.63
Shares outstanding	15,860,138	15,860,138	15,860,138	15,860,138	15,860,138
Weighted average shares	15,860,138	15,860,138	15,860,138	15,860,138	15,822,789
Weighted average diluted shares	16,023,589	16,009,538	15,972,826	16,107,909	16,073,875
Credit Quality
Nonperforming loans	$71,053	$75,987	$84,983	$72,708	$70,284
Guaranteed portion of nonperforming loans(2)	3,736	3,937	4,131	4,674	4,853
Foreclosed assets, net of allowance	8,983	9,913	11,172	9,945	5,579
Loans charged-off	7,049	6,040	11,163	8,424	8,101
Loans recovered	701	1,698	689	513	468
Allowance for losses to total loans(1)	3.31%	3.18%	2.86%	2.75%	2.75%
Allowance for losses to NPLs(1)	65%	59%	49%	57%	57%
Allowance for losses to NPAs(1)	57%	53%	43%	50%	53%
Selected Financial Ratios
Return on average total assets	0.51%	0.56%	0.00%	0.24%	0.29%
Return on average equity	5.50%	6.14%	0.00%	2.61%	3.05%
Average yield on loans	6.22%	6.39%	6.61%	6.20%	6.21%
Average yield on interest-earning assets	4.84%	4.88%	5.31%	5.13%	5.19%
Average rate on interest-bearing liabilities	0.72%	0.76%	0.87%	0.92%	1.02%
Net interest margin (fully tax-equivalent)	4.31%	4.30%	4.63%	4.41%	4.40%

(1)	Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

(2)	Portion of nonperforming loans guaranteed by the U.S. Government, including its agencies and its government-sponsored agencies.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Balance Sheet Data
Cash and due from banks	$406,294	$371,066	$398,191	$322,644	$308,664
Securities, available-for-sale	279,824	277,271	250,012	275,783	292,065
Federal Home Loan Bank Stock	9,133	9,133	9,157	9,523	9,274
Loans held for sale	2,834	4,988	9,455	4,153	3,384
Loans:
Commercial loans	131,242	141,902	149,743	162,898	147,988
Consumer loans	388,142	423,238	436,597	434,943	444,831
Real estate mortgage loans	823,563	807,482	821,562	860,615	810,386
Real estate construction loans	44,713	46,949	44,890	42,484	48,600
Total loans, gross	1,387,660	1,419,571	1,452,792	1,500,940	1,451,805
Allowance for loan losses	(43,224)	(42,571)	(38,770)	(38,430)	(36,340)
Foreclosed assets	8,983	9,913	11,172	9,945	5,579
Premises and equipment	18,552	19,120	18,947	19,001	19,178
Cash value of life insurance	50,991	50,541	49,972	49,546	49,120
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	495	580	665	750	260
Mortgage servicing rights	4,808	4,605	3,905	4,033	4,310
FDIC indemnification asset	6,689	5,640	5,098	7,515	—
Accrued interest receivable	6,941	7,131	7,318	7,472	7,715
Other assets	40,239	37,282	36,185	36,251	39,054
Total assets	2,195,738	2,189,789	2,229,618	2,224,645	2,169,587
Deposits:
Noninterest-bearing demand deposits	427,116	424,070	389,315	386,617	378,695
Interest-bearing demand deposits	406,060	395,413	383,859	383,578	375,313
Savings deposits	608,582	585,845	577,603	552,616	533,115
Time certificates	418,154	446,845	537,764	567,138	546,174
Total deposits	1,859,912	1,852,173	1,888,541	1,889,949	1,833,297
Accrued interest payable	2,044	2,151	2,368	2,487	3,064
Reserve for unfunded commitments	2,690	2,640	2,840	2,840	3,640
Other liabilities	30,262	29,170	26,721	25,257	27,112
Other borrowings	57,781	62,020	67,182	60,452	60,952
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	1,993,927	1,989,392	2,028,890	2,022,223	1,969,303
Total shareholders’ equity	201,811	200,397	200,728	202,422	200,284
Accumulated other comprehensive gain (loss)	1,086	1,310	3,606	4,132	2,053
Average loans	1,396,331	1,443,603	1,481,497	1,463,473	1,469,685
Average interest-earning assets	2,024,285	2,107,499	2,060,108	2,019,684	2,008,896
Average total assets	2,189,363	2,235,471	2,237,670	2,191,660	2,169,138
Average deposits	1,851,606	1,895,006	1,893,677	1,849,118	1,825,190
Average total equity	$203,535	$203,712	$205,324	$203,528	$204,200
Total risk based capital ratio	14.5%	14.2%	13.8%	13.6%	13.5%
Tier 1 capital ratio	13.2%	12.9%	12.6%	12.3%	12.3%
Tier 1 leverage ratio	10.3%	10.0%	9.9%	10.2%	10.3%
Tangible capital ratio	8.5%	8.5%	8.3%	8.4%	8.6%